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Wiring Instructions

Taxable Investors:
UMB Bank, N.A.
928 Grand Boulevard, Kansas City, MO 64106
ABA: 101000695
Account Number: 9871418332
Account Name: Hatteras Multi-Strategy Fund
FBO: (Insert Investor Name)

Tax Exempt/Deferred Investors:

UMB Bank, N.A.
928 Grand Boulevard, Kansas City, MO 64106
ABA: 101000695
Account Number: 9871418340
Account Name: Hatteras Multi-Strategy TEI Fund
FBO: (Insert Investor Name)

All Applications must be received by the Fund’s Transfer
Agent FIVE BUSINESS DAYS before the end of the
month for a subscription to be accepted.

All WIRED AMOUNTS must be received by the
Investment Manager THREE BUSINESS DAYS
before the end of the month for a subscription to
be accepted and effective as of the beginning of
the month immediately following such receipt.

HATTERAS MULTI-STRATEGY INSTITUTIONAL FUND, L.P.

HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.

Application

For more information, please call us toll-free at: 888.363.2324. Visit our website at: www.hatterasfunds.com	Overnight address: Hatteras Funds Attn: UMB Fund Services, Inc. 803 W. Michigan St. Milwaukee, WI 53233	US Mailing address: Hatteras Funds Attn: UMB Fund Services, Inc. P.O. Box 1623 Milwaukee, WI 53201-1623 Fax Number: 816-860-3138

Acknowledgment

A
I certify that I have received and read the current Prospectus and Privacy Notice of the Fund in which I am investing and agree to be bound by its terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

B
I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

C	I certify that I am not a Foreign Financial Institution as defined in the U.S.A. Patriot Act.

D	(1)
I certify that if I am a fiduciary executing this investor certification on behalf of an employee benefit plan (a “Plan”), I represent and warrant that neither Hatteras Investment Partners, LLC (the “Advisor”) nor any of its affiliates has acted as a fiduciary under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to the purchase, holding or disposition of the interests in the Fund, and that no advice provided by the Advisor or any of its affiliates has formed a basis for any investment decision by the Plan or me in connection with such purchase, holding or disposition.

(2)
I further represent and warrant that the Plan’s purchase of the interests in the Fund does not, and will not (to the best of the Plan’s knowledge and assuming compliance by the Fund with its governing agreements), result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (or in the case of any governmental plan, any federal, state or local law that is substantially similar).

E
In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, I represent, warrant and agree that to the best of my knowledge based upon reasonable diligence and investigation:

(1)	I am not (nor is any person or entity controlled by, controlling or under common control with me, or any of my beneficial owners) any of the following:

(a)
A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov).

(b)
Named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.”

(c)
A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been designated as “Non-Cooperative Jurisdiction.” The current list of the Financial Action Task Force on Money Laundering’s (“FATF”) Non-Cooperative Jurisdictions is posted on the FATF website (http://www1.oecd.org/fatf).

(d)
A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 or 312 of the U.S.A. Patriot Act, and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the U.S. Department of Treasury (http://www.treas.gov).

(e)	A foreign shell bank (See U.S.A. Patriot Act and related regulations for definition).

(f)
A senior foreign political figure. This restriction on senior foreign political figures also applies to any immediate family member of such figure or close associate of such figure (See U.S.A. Patriot Act and related regulations for definition).

(2)	No consideration that I have contributed or will contribute to the Fund:

(a)	Shall originate from, nor will they be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(b)	Has been or shall be derived from, or related to, any activity that is deemed criminal under U.S. law.

(c)	Shall cause the Fund or the Advisor to be in violation of the U.S. Bank Secrecy Act and all other federal anti-money laundering regulations.

(3)
I understand and agree that if at any time it is discovered that any of the representations in this Section 5 are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Advisor may, in its sole discretion and notwithstanding anything to the contrary in the Fund’s Limited Partnership Agreement, as it may be amended or modified from time to time, undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming my subscription in the Fund.

(4)
I further understand that the Fund or the Advisor may release confidential information about me and, if applicable, any underlying beneficial ownership, to proper authorities if the Advisor, in its sole discretion, determines that it is in the best interests of the Fund in light of applicable law concerning money laundering and similar activities.

(5)
I agree to provide to the Advisor any additional information that the Advisor deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. I shall promptly notify the Advisor if any of the representations in this Section 5 cease to be true and accurate. I agree to call the Advisor if I need more information about Section 5 or if I am unsure whether any of the categories apply to me.

F
I understand that the Fund and its affiliates are relying on the certification and agreements made herein in determining my qualification and suitability as an investor in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and, to the extent permitted by applicable law, agree to indemnify the Advisor and its affiliates, and their respective directors, trustees, managers, members, shareholders, partners, officers, and employees and hold each of them harmless from any liability that they may incur as a result of this certification being untrue in any respect.

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[LOGO]    HATTERAS
HATTERAS MULTI-STRATEGY INSTITUTIONAL FUND, L.P.
࿠Taxable Investors ONLY
CHOOSE FUND
HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.
࿠Tax-Exempt/Tax-Deferred

☐ Initial Investment (minimum amount $100,000)	☐ Addition to Existing Account (minimum amount $25,000)

1. Individual Account Information

 Owner’s Social Security Number

 Owner’s Name (first, middle, last)

 Date of Birth

 Joint Owner’s Social Security Number

 Joint Owner’s Name (first, middle, last)

2. Non-Individual Account Information

 Full Name of Entity

 Social Security Number or Tax ID

 Formation Date

 Authorized Individual’s Name

Taxable Accounts Select Entity Type ☐ Corporation ☐ Trust ☐ Partnership ☐ Other: __________________________________________________________

Tax-Exempt and Tax-Deferred Accounts Select Entity Type ☐ 401(k) ☐ IRA ☐ Trust ☐ Other: __________________________________________________________

3. Mailing Address (Applications will only be accepted if they contain a U.S. street address.)

 Street Address

 City                                                                             State                                                                            Zip

 Daytime Telephone                                                                         Evening Telephone

 E-mail Address                                                                                 Fax Number
 (see Electronic Communications Disclosure)

4. Interested Party Information Send duplicate communication for this account to:

 Name

 Street Address

 City                                                                             State                                                                            Zip

 E-mail Address                                                                                                           Fax Number
 (see Electronic Communications Disclosure)

5. Qualified Client Status

I certify that I am a “qualified client” at the time of my investment in the Fund because I satisfy one or more of the categories of qualified client listed below.

The subscriber is: |____|  (write corresponding letter in box provided)

A	a natural person who individually or together with a spouse has a “net worth” in excess of $1.5 million (the “Net Worth Requirement”);

B	a person who has at least $750,000 under the management of the Advisor or its affiliates;

C
an (i) irrevocable trust, (ii) Plan, or (iii) a corporation, partnership, limited liability company or other entity that is not (x) a registered investment company, (y) an entity which is excluded from the definition of investment company under Section 3(a) of the Investment Company Act of 1940 based on Section 3(c)(1), or (z) a business development company, in each case that meets the Net Worth Requirement;

D	a revocable trust and each grantor of the trust meets the Net Worth Requirement;

E	a participant-directed Plan and the person making the investment meets the Net Worth Requirement;

F	a corporation, partnership, limited liability company or

G	an entity referred to in clause C(i) , (ii) or (iii) above, not formed for the specific purpose of investing in the Fund and each equity owner meets the Net Worth Requirement.

As used herein, “net worth” means the excess of total assets at fair market value, including home, over total liabilities. For the purpose of determining “net worth,” the principal residence owned by an individual shall be valued at either (1) cost, including the cost of improvements, net of current encumbrances upon the property, or (2) the appraised value of the property as determined by an institutional lender, net of current encumbrances upon the property.

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6. Custodian Information (if applicable)

 Custodian Name

 Custodian Tax ID

 Custodian Address

 City                                                                             State                                                                             Zip

 Phone Number

7. Registered Investment Advisor (RIA) or Broker Dealer (BD) Information

 Firm Name                                                                                                                                                       Client Brokerage Account#

 Firm Phone Number

 Firm Address

 City                                                                             State                                                                             Zip

 Rep Name

 Rep Phone Number                                                                                                                                            Rep Number

 Rep Address

 City                                                                            State                                                                             Zip

 Rep E-mail Address
 (see Electronic Communications Disclosure)

 Clearing Firm

8. Investment Instructions

Subscription Amount $_______________________________
•   $100,000 minimum Initial Investment
•   $25,000 minimum Additional Investment

9. Electronic Communications Disclosure

Please note that by providing your e-mail address, you are consenting to electronic delivery of Fund documentation. Your selection applies to monthly statements and all other account-related documents that the Fund will send to you. Many of the documents will contain confidential information that is specific to your private financial matters. Regardless of the delivery method you select, the Fund will take reasonable precautions to ensure the integrity, confidentiality and security of the documents, but will not be liable for any interception.

If you select electronic delivery, the Fund will deliver a document to you by sending you an e-mail that contains a copy of the document. Electronic delivery is not currently available, but your selection will take effect as soon as it is available. Such selection will remain in effect as long as you maintain an investment with the Fund or until you notify the Fund of a change. You may change your delivery method at any time by sending an e-mail to subscriptions@hatterasfunds.com. Please allow 7 business days for your requested change to process.

The Fund does not impose any additional charge for electronic delivery, but you may incur changes from your Internet service provider and your telephone company or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

10. Signature

By signing below, I hereby execute, as a limited partner, and agree to be bound by the terms of the Limited Partnership Agreement, including its power of attorney provisions. I have read the Limited Partnership Agreement and, to the extent I believe it necessary, have consulted with my tax and legal advisors and understand its terms.

Under penalty of perjury, I certify that:

1.	The Social Security Number or Taxpayer Identification Number shown on this application is correct.

2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

3.	I am a U.S. person (including a U.S. resident alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

All owners/trustees must sign.
For UGMA/UTMAs, custodian should sign.

 Signature of Owner, Trustee or Custodian                                                                                                       Date

 Signature of Joint Owner, Trustee or Custodian (if applicable)                                                                      Date

 Additional Owner’s Signature (if applicable)                                                                                                  Date

 Additional Owner’s Signature (if applicable)                                                                                                  Date

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